EXHIBIT 99.1      UTILITIES HOLDRS TRUST PROSUPP DATED JUNE 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 22, 2000)

                                   [LOGO](sm)

                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS(sm) Trust

         This prospectus supplement supplements information contained in the prospectus dated June 22, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS(sm) Trust.

         The share amounts specified in the table on page 9 of the base prospectus shall be replaced with the following:

                                                                               Share         Primary
                           Name of Company                      Ticker        Amounts    Trading Market
           ----------------------------------------------       ------        -------    --------------
           American Electric Power Company, Inc.                 AEP            14            NYSE
           Consolidated Edison, Inc.                              ED             9            NYSE
           Dominion Resources, Inc.                               D             11            NYSE
           Duke Energy Corporation                               DUK            30            NYSE
           Dynegy, Inc.                                          DYN            12            NYSE
           Edison International                                  EIX            15            NYSE
           El Paso Corporation                                   EPG            10            NYSE
           Enron Corporation                                     ENE            12            NYSE
           Entergy Corporation                                   ETR            10            NYSE
           Exelon Corporation                                    EXC            15            NYSE
           FirstEnergy Corporation                                FE            10            NYSE
           FPL Group, Inc.                                       FPL             8            NYSE
           Mirant Corporation                                    MIR         11.530806        NYSE
           PG&E Corporation                                      PCG            17            NYSE
           Progress Energy, Inc.                                 PGN             7            NYSE
           Public Service Enterprise Group Incorporated          PEG            10            NYSE
           Reliant Energy Resources Corp.                        REI            13            NYSE
           The Southern Company                                   SO            29            NYSE
           TXU Corporation                                       TXU            12            NYSE
           The Williams Companies, Inc.                          WMB            20            NYSE

           ----------------

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.



            The date of this prospectus supplement is June 30, 2001.